                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                           INNERDYNE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                INNERDYNE, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 1997

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InnerDyne, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 23, 1997 at 9:00 a.m., local time, at the Company's principal executive offices at 1244 Reamwood Avenue, Sunnyvale, California 94089 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To ratify the appointment of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending December 31, 1997.

    3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on April 7, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Very truly yours,

                                                   [SIGNATURE]

                                          Craig W. Johnson
                                          SECRETARY

Sunnyvale, California
April 14, 1997

                                    IMPORTANT
                                  ------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY COULD HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                                INNERDYNE, INC.
                                ----------------

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of InnerDyne, Inc. (the "Company" or "InnerDyne") for use at the Annual Meeting of Stockholders to be held Friday, May 23, 1997 at 9:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 1244 Reamwood Avenue, Sunnyvale, California 94089. The Company's telephone number at its principal executive offices is
(408) 745-6010.

    These proxy solicitation materials were mailed on or about April 22, 1997 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

    Stockholders of record of the Company's Common Stock at the close of business on April 7, 1997 are entitled to notice of, and to vote at, the Annual Meeting. At the April 7, 1997 record date, 21,630,138 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company (Attention:
Robert A. Stern, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Holders of shares of Common Stock are entitled to one vote per share on all matters, except that all such holders are entitled to cumulate their votes in the election of directors.

    Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes unless the names of the candidates for which votes are being cumulated have been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the stockholder's intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 23, 1997 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

NOMINEES

    A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are currently directors of the Company.

    In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, until such director's successor has been elected and qualified or until such director resigns as a director of the Company. The names of the nominees, and certain information about them as of December 31, 1996, are set forth below:

                                                                                              DIRECTOR
        NAME OF NOMINEE               AGE                  PRINCIPAL OCCUPATION                 SINCE
--------------------------------      ---      --------------------------------------------  -----------
William G. Mavity                         47   President and Chief Executive Officer of the        1993
                                                 Company

Edward W. Benecke (1)                     54   President of Medical Contracts Associates, a        1995
                                                 provider of consulting services to health
                                                 care companies in the areas of marketing
                                                 and distribution

Robert M. Curtis (2)                      51   President of VanMed, a medical venture              1993
                                                 capital incubator

Eugene J. Fischer (1)                     50   General Partner of Pathfinder Venture               1989
                                                 Capital Funds, a group of venture capital
                                                 funds

Guy P. Nohra (2)                          36   Vice President of Burr, Egan, Deleage & Co.,        1994
                                                 a venture capital firm

Steven N. Weiss (2)                       50   General Partner of Montgomery Medical               1987
                                                 Ventures II, L.P., a venture capital firm

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

    Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

    Mr. Mavity joined the Company as President, Chief Executive Officer and a director in October 1993, after having spent more than twenty years in various capacities with the 3M Company ("3M"), including more than ten years within a number of the operating units of 3M's health care business. From August 1992 until October 1993, Mr. Mavity served as Operations Director for 3M's Medical Device Division. From April 1989 until August 1992, Mr. Mavity served as General Manager of 3M's Sarns cardiovascular surgery business unit. From July 1988 until April 1989, Mr. Mavity served as Manufacturing Manager for the Sarns subsidiary. Mr. Mavity holds a B.E.A. degree from the University of Delaware.

    Mr. Benecke has served as a director of the Company since 1995. Mr. Benecke is the President of Medical Contracts Associates, an organization that provides consulting services to health care companies in the areas of marketing and distribution. Prior to forming the above entity in 1994, Mr. Benecke spent 25 years within various units of Johnson & Johnson, one of the world's leading suppliers of health care products. From 1987 to 1993, he was Vice President of Corporate National Accounts and headed an organization responsible for implementing and managing Johnson & Johnson's multi-company agreements and overall business relationships with the major multi-hospital systems and alliances in the United States. Mr. Benecke holds a B.S. degree in business administration from Southeast Missouri State University. Mr. Benecke also serves on the Board of Directors of Vision Sciences, Inc.

    Mr. Curtis has served as a director of the Company since 1995 and has also served periodically as a consultant to the Company on an "as-needed" basis since that time. Mr. Curtis is President of VanMed, a medical venture capital incubator, which identifies, reviews, arranges funding for and manages the early stage success of seed health care investment opportunities. From 1991 to 1996, he was Principal of Robert Curtis Associates, a business development and management consulting firm. From 1990 to 1991, Mr. Curtis served as President, Chief Executive Officer and Chairman of Urosystems, Inc., which was sold to Medtronic, Inc. From 1976 to 1990, he held a number of positions at Shiley, Inc., a manufacturer of medical devices, and its parent corporation, Pfizer, Inc., a diversified health care products company. He has served, at various times, as President, Chief Executive Officer and Chairman of the Board of Shiley, Inc. and as a Senior Vice President and a member of the Board of Directors of Pfizer Hospital Products Group, the medical device division of Pfizer, Inc. Mr. Curtis holds BS and MS degrees from the University of California, Berkeley.

    Mr. Fischer has served as a director of the Company since 1989. Since 1989, he has been a general partner of Pathfinder Venture Capital Funds, a group of venture capital funds. Since 1996, he has also been a managing member of the general partner of Capstone Ventures, a venture capital fund. From 1983 to 1988, he was a general partner of Technology Funding, Ltd., a venture capital management company, where he was responsible for investments in computer and software technology, medical systems and pharmaceuticals. Mr. Fischer holds B.S. and M.S. degrees from the University of Minnesota and the University of California, respectively. Mr. Fischer also serves as a director of a number of privately held companies.

    Mr. Nohra has served as a director of InnerDyne since 1994. He has been with Burr, Egan, Deleage & Co. since 1989. His investment activity is specialized to the health care marketplace, which includes biotechnology, medical devices and medical instrumentation. Prior to joining Burr, Egan, Deleage & Co., Mr. Nohra was Product Manager of Medical Products with Security Pacific Trading Corporation. He holds a B.A. from Stanford University and an M.B.A. from the University of Chicago's Graduate School of Business. Mr. Nohra also serves as a director of Interpore International, an orthopedics company, Euphonix, Inc., and a number of privately held companies.

    Mr. Weiss has served as a director of the Company since 1987. Since 1987, he has been a general partner of Montgomery Medical Ventures II, L.P., a venture capital firm. Mr. Weiss has held a number of senior management positions in the medical device industry and holds B.S. and M.S. degrees from City College of New York and an M.B.A. from Fordham University. Mr. Weiss also serves as a director of KeraVision, Inc. and a number of privately held companies.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of ten meetings during the fiscal year ended December 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. There is no committee performing the functions of a nominating committee.

    The Audit Committee of the Board of Directors reviews the results and scope of the audit and other services provided by the Company's independent auditors, approves fee arrangements with auditors and reports the results of its review to the full Board of Directors and to management. This Committee, which consists of directors Fischer and Benecke, held one meeting during fiscal 1996.

    The Compensation Committee of the Board of Directors, or a subcommittee thereof, where necessary, administers the Company's incentive compensation and benefit plans (including stock plans) for individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees. This Committee, which consists of directors Curtis, Nohra and Weiss, held one meeting during fiscal 1996.

    No incumbent director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and of the committees, if any, upon which such director served during fiscal 1996.

COMPENSATION OF DIRECTORS

    Directors of the Company are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In addition, nonemployee members of the Board of Directors receive a yearly fee of $6,000 (distributed quarterly and pro rated in the event that the director serves for only part of the quarter). The Board of Directors fee for Mr. Nohra is paid directly to Burr, Egan, Deleage & Co., and the Board of Directors fee for Mr. Weiss is paid directly to Montgomery Medical Ventures II, L.P. An entity affiliated with Mr. Benecke provided $30,000 in consulting services to the Company in 1996, prior to the cancellation of its consulting agreement with the Company. Mr. Curtis has a consulting agreement with the Company which was inactive during 1996 and has remained so to date in 1997.

    Each nonemployee director participates in the Company's 1991 Directors' Stock Option Plan, pursuant to which nonemployee directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in such plan. During the fiscal year ended December 31, 1996, options to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share were granted under the Company's 1991 Directors' Stock Option Plan to each of Messrs. Benecke, Curtis, Fischer and Nohra. Pursuant to the policies of the venture capital firm with which he is associated, Mr. Weiss declined his option.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED
ABOVE.

                                PROPOSAL NO. 2:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed KPMG Peat Marwick, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    KPMG Peat Marwick has audited the Company's financial statements annually since its inception. Representatives of KPMG Peat Marwick are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                             COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of April 7, 1997 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 11, and (iv) all directors and executive officers as a group.

                                                                                    SHARES BENEFICIALLY
                                                                                          OWNED(1)
                                                                                  ------------------------
                                                                                               PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                NUMBER       TOTAL
--------------------------------------------------------------------------------  ----------  ------------
Entities affiliated with Burr, Egan, Deleage & Co. (2) .........................   2,126,067        9.83%
  One Embarcadero Center, Suite 4050
  San Francisco, CA 94111

Perkins Capital Management, Inc. (3) ...........................................   1,968,400        9.10%
  730 East Lake Street
  Wayzata, MN 55391-1769

Montgomery Medical Ventures II, L.P ............................................   1,303,918        6.03%
  600 Montgomery Street
  San Francisco, CA 94111

Pathfinder Venture Capital Fund III ............................................   1,235,780        5.71%
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025

William G. Mavity (4)...........................................................     404,191        1.83%

Edward W. Benecke (5)...........................................................      21,500       *

Robert M. Curtis (6)............................................................      68,125       *

Eugene J. Fischer (7)...........................................................   1,258,278        5.81%

Guy P. Nohra (8)................................................................   2,152,067        9.94%

Steven N. Weiss (9).............................................................   1,303,918        6.03%

Robert A. Stern (10)............................................................      71,667       *

Daniel J. Genter (11)...........................................................      79,166       *

All directors and executive officers as a group (9 persons) (12)................   5,423,079       24.24%

------------------------

 * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such option but are not outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 1,798,054 shares held by ALTA IV Limited Partnership and 328,013 shares held by C.V. Sofinnova Partners Five.

 (3) Consists of 674,100 shares with sole voting power and 1,968,400 shares with sole dispositive power. Based solely on information contained in the
    Schedule 13G dated January 23, 1997 filed by the stockholder with the Securities and Exchange Commission.

 (4) Includes 397,917 shares subject to options exercisable within 60 days of April 7, 1997.

 (5) Includes 21,500 shares subject to options exercisable within 60 days of April 7, 1997.

 (6) Includes 68,125 shares subject to options exercisable within 60 days of April 7, 1997.

 (7) Includes 1,235,780 shares held by Pathfinder Venture Capital Fund III, of which Mr. Fischer is a general partner. He may be deemed to be a beneficial owner of such shares because of his position as a general partner of such partnership. Mr. Fischer disclaims beneficial ownership of such shares except to the extent of his proportionate partnership interest therein. Also includes 22,000 shares subject to options exercisable within 60 days of April 7, 1997.

 (8) Includes 1,798,054 shares held by ALTA IV Limited Partnership and 328,013 shares held by C.V. Sofinnova Partners Five. These funds are affiliated with Burr, Egan, Deleage & Co., of which Mr. Nohra is a Vice President. He disclaims beneficial ownership of such shares. Includes 26,000 shares subject to options exercisable within 60 days of April 7, 1997.

 (9) Includes 1,303,918 shares held by Montgomery Medical Ventures II, L.P., of which Mr. Weiss is a general partner of the general partner of such entity. He disclaims beneficial ownership of such shares, except to the extent of his proportionate partnership interest therein.

(10) Includes 66,667 shares subject to options exercisable within 60 days of April 7, 1997.

(11) Includes 79,166 shares subject to options exercisable within 60 days of April 7, 1997.

(12) Includes 745,541 shares subject to options exercisable within 60 days April 7, 1997 held by all executive officers and directors of the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 10 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION POLICIES

    The Board of Directors establishes and periodically reviews the compensation of the Chief Executive Officer and the management employees who report to the Chief Executive Officer. Compensation for executives is based generally on the concept that compensation must: (1) be competitive with that of comparable companies in order to help motivate and retain the talent, leadership skills and experience needed to help successfully guide the Company and (2) provide a strong incentive for key personnel to achieve the Company's financial, product development and sales and marketing objectives.

    It is the Company's policy that executive compensation include base salary, bonus and stock options. The Company's salary levels are determined by comparisons with companies with similar characteristics in the medical device industry. Salary increases are determined based on the individual performance of the executive, the performance of the Company, any change in the responsibilities of the executive and comparisons to industry compensation data.

    Bonuses for the Chief Executive Officer are determined each year by the Compensation Committee. Bonuses for other executive employees are based on recommendations made by the Chief Executive Officer to the Compensation Committee. All bonus considerations are based on individual performance, Company performance and, if applicable, changes in responsibility.

    The Company relies upon stock options as an important element of the compensation packages of executive employees. By using stock options, the Company has been able to keep salaries and bonuses at relatively modest levels. All employee stock options are granted pursuant to one of the Company's stock option plans. The Company makes stock option grants periodically at no less than 100% of the market price of the Company's Common Stock on the day prior to the date of the grant.

    The Company has entered into "change of control" arrangements with William
G. Mavity, Daniel J. Genter and Robert A. Stern and has entered into severance arrangements with William G. Mavity and Robert A. Stern. See "Compensation of Executive Officers--Employment Agreements."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation of William G. Mavity, President and Chief Executive Officer, consists of base salary, an annual bonus, stock options and an auto allowance.

    The Compensation Committee of the Board of Directors periodically reviews Mr. Mavity's base salary and bonus and revises his compensation based on an overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, with consideration given to his length of service and to competitive chief executive officer compensation information.

    Mr. Mavity has served as the Company's President and Chief Executive Officer since October 1993. Mr. Mavity's base salary was increased in October 1996 to $247,500. The Compensation Committee believes that this increase was appropriate in light of Mr. Mavity's personal performance and comparable base salary information for chief executive officers.

    For 1997, Mr. Mavity is eligible to receive a cash bonus of up to 25% of his base salary, with the specific bonus amount being determined by measurement against performance milestones established by the Compensation Committee of the Board. Based on Mr. Mavity's personal performance in 1996 and measurement against milestones, in January 1997, the Compensation Committee awarded Mr. Mavity a bonus of $45,000.

    Mr. Mavity's compensation is also structured to provide a long-term focus on the Company's operating performance through the grant of stock options. In October 1993, Mr. Mavity was granted an option to purchase 200,000 shares of Common Stock at an exercise price of $1.875 per share, with vesting over a four-year period. In August 1994, Mr. Mavity was granted an option to purchase 350,000 shares of Common Stock at an exercise price of $1.50 per share, with 175,000 shares vesting over a four-year period and the remaining 175,000 shares vesting as to one-third on each of the dates that the Company's Common Stock maintains a fair market value of at least $4.00, $6.00 and $8.00 per share, respectively, for a period of 90 consecutive days. On September 12, 1996, Mr. Mavity was granted an option to purchase 225,000 shares of Common Stock at an exercise price of $3.50 per share, of which 56,250 shares were immediately exercisable, with 1/36th of the remaining 168,750 shares becoming exercisable on the last day of each calendar month, beginning on September 30, 1996.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million, and the Compensation Committee believes that options granted under the Company's 1996 Stock Option Plan will meet the requirements for qualifying as performance-based, the Compensation Committee believes that this section will not affect the tax deductions available to the Company. It will be the Compensation Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          COMPENSATION COMMITTEE

                                          Robert M. Curtis
                                          Guy P. Nohra
                                          Steven N. Weiss

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

    See "Proposal No. 1: Election of Directors--Compensation of Directors" for a discussion of certain information with respect to directors serving on the Compensation Committee.

    The members of the Compensation Committee of the Board of Directors are Robert M. Curtis, Guy P. Nohra and Steven N. Weiss. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                               PERFORMANCE GRAPH

    The following graph summarizes cumulative total stockholder return data (assuming reinvestment of dividends) for the period since the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended (January 17, 1992). The graph assumes that $100 was invested on January 17, 1992: (i) in the Common Stock of InnerDyne, (ii) in the Nasdaq Market Index (provided by Media General Financial Services, Inc.) and (iii) in the MG Medical Instruments and Supplies Index (also provided by Media General Financial Services, Inc.). The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                    [CHART]

                                    1/17/92     12/31/92     12/31/93     12/31/94     12/31/95     12/31/96
InnerDyne Common Stock                100.00        36.76        11.76        22.06        16.18        19.12
Nasdaq Market Index                   100.00        99.19       118.98       124.92       162.03       201.35
MG Medical Instruments and
 Supplies Index                       100.00        92.93        78.67        86.47       139.54       146.40

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation paid by the Company for each of the three years in the period ended December 31, 1996 to the Company's Chief Executive Officer, Vice President and Chief Financial Officer and Senior Vice President of Sales and Marketing. No other executive officer earned in excess of $100,000 during the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                      ANNUAL COMPENSATION                   -------------
                                     -----------------------------------------------------   SECURITIES
                                                                            OTHER ANNUAL     UNDERLYING    ALL OTHER COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR     SALARY ($)  BONUS ($)(1)  COMPENSATION ($)   OPTIONS (#)           ($)(2)
-----------------------------------  ---------  ----------  ------------  ----------------  -------------  -----------------------
William G. Mavity (3)..............       1996  $  230,608   $   45,000      $    2,957         225,000           $      22
President and Chief                       1995     193,846       20,000         100,775               0                  34
Executive Officer                         1994     161,578       40,000          47,660         350,000                  62

Robert A. Stern (4)................       1996     135,692            0          26,083         200,000                  22
Vice President and Chief Financial
Officer

Daniel J. Genter (5)...............       1996     116,923       30,000          22,979         225,000                  16
Senior Vice President of Sales and
Marketing

------------------------

(1) 1996 bonuses were paid in 1997 to executive officers for performance in 1996. Mr. Mavity's 1995 bonus was paid in 1996 for performance in 1995, and his 1994 bonus was paid in 1995 for performance in 1994.

(2) Reflects the cost of insurance premiums paid by the Company for term life insurance under the Company's group life insurance employee benefit.

(3) Mr. Mavity has a severance arrangement with the Company pursuant to which he is entitled to the equivalent of one year's salary in the event his employment is terminated without cause. He also has a "change of control" arrangement with the Company. See "--Employment Agreements." Other Annual Compensation for 1994 and 1995 consists of amounts paid by the Company related to temporary housing and relocation for Mr. Mavity, in addition to lease costs for an automobile provided for Mr. Mavity's use. Other Annual Compensation for 1996 consists of lease costs for an automobile provided for Mr. Mavity's use.

(4) Mr. Stern commenced employment with the Company in January 1996. Mr. Stern has a severance arrangement with the Company pursuant to which he is entitled to the equivalent of six months' salary in the event his employment is terminated without cause. He also has a "change of control" arrangement with the Company. See "--Employment Agreements." Other Annual Compensation for Mr. Stern for 1996 consists of amounts paid by the Company related to his relocation to California.

(5) Mr. Genter commenced employment with InnerDyne in April 1996. He has a "change of control" arrangement with the Company. See "--Employment Agreements." Other Annual Compensation for Mr. Genter in 1996 consists of amounts paid by the Company related to his relocation to California, in addition to an auto allowance provided to Mr. Genter.

                       STOCK OPTION GRANTS IN FISCAL 1996

    The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to grants of options to purchase Common Stock of the Company made in 1996 and the value of all options held by such executive officers on December 31, 1996

                                                                  INDIVIDUAL GRANTS
                                 ------------------------------------------------------------------------------------
                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                    NUMBER OF                                                        STOCK PRICE
                                   SECURITIES     PERCENT OF TOTAL                                 APPRECIATION FOR
                                   UNDERLYING      OPTIONS GRANTED     EXERCISE                    OPTION TERM (2)
                                 OPTIONS GRANTED   TO EMPLOYEES IN       PRICE      EXPIRATION   --------------------
NAME                                (SHARES)       FISCAL YEAR (1)   ($ PER SHARE)     DATE       5% ($)     10% ($)
-------------------------------  ---------------  -----------------  -------------  -----------  ---------  ---------
William G. Mavity (3)..........       225,000              20.5             3.50      9/12/2001    217,572    480,777
Robert A. Stern (4)............       200,000              18.2             2.75      1/16/2001    151,955    335,781
Daniel J. Genter (5)...........       225,000              20.5            3.375      4/02/2001    209,801    463,606

------------------------

(1) The Company granted options to employees for an aggregate of 1,096,975 shares of Common Stock during 1996.

(2) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual realized gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

(3) Granted September 12, 1996. Exercisable immediately to the extent of 1/4th of the shares subject to the option and 1/36th of the shares subject to the option at the end of each one-month period, beginning on September 30, 1996.

(4) Granted January 16, 1996. Exercisable as to 50,000 shares on January 16, 1997 and as to 4,166 shares each month thereafter.

(5) Granted April 2, 1996. Exercisable immediately as to 25,000 shares and as to 4,166 shares each month thereafter.

    The following table sets forth information for the named executive officers with respect to exercises of options to purchase Common Stock of the Company in the fiscal year ended December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                          OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                         SHARES ACQUIRED                                    YEAR-END (#)           AT FISCAL YEAR-END ($)
NAME                     ON EXERCISE (#)     VALUE REALIZED ($)(1)    (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)(1)
----------------------  -----------------  -------------------------  -------------------------  ---------------------------
William G. Mavity.....              0                      0                 330,736/444,264            $396,348/$491,148
Robert A. Stern.......              0                      0                       0/200,000                  $0/$100,000
Daniel J. Genter......              0                      0                  25,000/200,000                        $0/$0

------------------------

(1) Value calculated by determining the difference between the fair market value of underlying securities at exercise date (for value realized) or year-end (for value at year-end), and the exercise price.

                             EMPLOYMENT AGREEMENTS

    William G. Mavity and Robert A. Stern, officers of the Company, have severance arrangements with the Company pursuant to which they are entitled to the equivalent of one year's and six months' salary, respectively, in the event of termination of employment without cause.

    The Company has adopted certain "change of control" arrangements with William G. Mavity, Robert A. Stern and Daniel J. Genter pursuant to which all options granted to such executive officers to purchase the Company's Common Stock shall immediately vest in the event that such officer's employment is involuntary terminated without cause within a specified period of time following a change of control. Mr. Mavity's change of control agreement terminates upon the earlier of (i) the date that all obligations of the parties under the agreement have been satisfied or (ii) two years after a change of control. Mr. Stern and Mr. Genter's change of control agreements terminate upon the earlier of (i) the date that all obligations of the parties under the agreements have been satisfied or (ii) one year after a change of control. Events constituting a change of control include (i) any person acquiring 50% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board, (ii) any merger, sale of assets or liquidation of the Company in which the Company's outstanding voting securities prior to the transaction cease to represent at least 50% of the total voting power represented by the voting securities of the Company or of the surviving entity after the transaction or (iii) replacing a majority of the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On June 2, 1995, the Company issued an aggregate of 1,435,999 shares of its Common Stock and warrants to purchase 287,200 shares of its Common Stock in a private placement, The warrants, as amended, had an exercise price of $2.90 per share and terminated at 5:00 p.m. (Pacific time ) on April 1, 1996, unless exercised prior to such time. Entities affiliated with Burr, Egan, Deleage & Co. (of which Guy P. Nohra, a director of the Company, is a Vice President) purchased an aggregate of 110,620 shares of Common Stock and warrants to purchase 22,124 shares of Common Stock in the financing. These warrants were exercised prior to April 1, 1996.

    See "Compensation of Executive Officers--Employment Agreements" for a description of certain severance and "change of control" arrangements between the Company and William G. Mavity, Robert A. Stern and Daniel J. Genter, officers of the Company.

    Certain of the Company's stockholders have rights to require the Company to register shares of the Company's Common Stock from time to time pursuant to the Securities Act of 1933, as amended.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific filing deadlines for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 1996. To the best of the Company's knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   [SIGNATURE]

                                          Craig W. Johnson
                                          SECRETARY

Dated: April 14, 1997

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   INNERDYNE, INC.
                        1997 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of InnerDyne, Inc., a Delaware corporation ("InnerDyne"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 1997, and hereby appoints William G. Mavity and Robert A. Stern, and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of InnerDyne that the undersigned is entitled to vote at the 1997 ANNUAL MEETING OF STOCKHOLDERS OF INNERDYNE, INC. TO BE HELD ON MAY 23, 1997 and at any postponement or adjournment thereof, as follows:

     If no direction is made, this proxy will be voted FOR (1) the election of directors in the manner described in the Proxy Statement and (2) the proposal to ratify the selection of KPMG Peat Marwick as InnerDyne's independent auditors for the current fiscal year. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee to the Board of Directors, it shall be deemed to grant such authority.

             CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE

1.  ELECTION OF DIRECTORS

      / / FOR all nominees listed below          / / WITHHOLD authority to vote
                                                           for all nominees
                                                           listed below
                                                           (except as indicated)

     If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Edward W. Benecke; Robert M. Curtis; Eugene J. Fischer; William G. Mavity; Guy P. Nohra; Steven N. Weiss.

2.  PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK AS THE
INDEPENDENT AUDITORS OF INNERDYNE FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997:

      / / FOR          / / AGAINST          / / ABSTAIN

and, in their discretion, the proxies are authorized to vote on such other matter or matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                              Dated:                                , 1997
                                    --------------------------------


                              --------------------------------------------
                                                        Signature


                              --------------------------------------------
                                                        Signature

                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by the
                                       President or other authorized officer.
                                       If a partnership, please sign in
                                       partnership name by an authorized person.